Exhibit 10.30

                THIRD AMENDED AND RESTATED ACQUISITION LOAN NOTE

$6,000,000.00
ROSEMONT, ILLINOIS                                 DATED AS OF NOVEMBER 15, 2000

     FOR VALUE RECEIVED, the undersigned, AROUND THE WORLD TRAVEL, INC., a Florida corporation ("Maker"), hereby promises to pay to the order of GALILEO INTERNATIONAL, L.L.C., a Delaware limited liability company ("Lender"), the principal sum of SIX MILLION AND NO/100THS DOLLARS ($6,000,000.00), or, if less, the aggregate unpaid amount of the Acquisition Loan made by Lender pursuant to and in accordance with the applicable provisions of that certain Amended and Restated Loan Agreement dated November__, 2000, (as amended, modified, supplemented or restated from time to time, hereinafter referred to as the "Loan Agreement") between Maker and Lender, together with its successors and assigns, at the office of Lender at 9700 West Higgins Road, Suite 400, Rosemont, Illinois 60018, or at such other place as the holder hereof may appoint, plus interest thereon as set forth below.

     This Third Amended and Restated Acquisition Loan Note (this "Note") is the Acquisition Loan Note referred to in the Loan Agreement and is delivered by Maker to Lender pursuant to and in accordance with the applicable provisions of the Loan Agreement. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

     The Principal Balance of this Note shall bear interest at the per annum rate of interest set forth in subsection 2.4.1 of the Loan Agreement.

     Accrued and unpaid interest on, and the Principal Balance of, this Note shall be paid in the manner set forth in Section 2.5 of the Loan Agreement.

     Interest shall be: (i) computed on the basis of a year consisting of 360 days and (ii) charged for the actual number of days during the period for which interest is being charged.

     During a Default Rate Period, the Principal Balance of this Note shall bear interest at the Default Rate, which interest at such Default Rate shall be paid by Maker to Lender immediately upon demand.

     Subject to the provisions of Section 8.2 of the Loan Agreement, at the election of the holder hereof, upon the occurrence of an Event of Default, without further notice or demand, the Principal Balance of this Note, and all accrued and unpaid interest thereon, shall be and become immediately due and payable in full. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default, and such failure shall not be deemed to establish a custom or course of dealing or performance between Maker and Lender.

     This Note shall or may be prepaid, in whole but not in part, at the times and in accordance with Section 2.7 of the Loan Agreement.

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     All  funds  received  by Lender during the existence of an Event of Default shall  be  applied in the manner set forth in Section 8.4 of the Loan Agreement.

     All payments to be made by Maker pursuant to this Note shall be made in accordance with the instructions therefor set forth in the Loan Agreement, Payment shall not be deemed to have been received by Lender until Lender is in receipt of Good Funds.

     Notwithstanding any provision to the contrary contained herein or in any other Loan Instrument, Lender shall not collect a rate of interest on any obligation or liability due and owing by Maker to Lender in excess of the maximum contract rate of interest permitted by applicable law. If any such excess interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Note or any other Loan Instrument, then in such event the provisions of subsection 2.4.4 of the Loan Agreement shall apply.

     If any suit or action is instituted or attorneys are employed to collect this Note or any part thereof, Maker promises and agrees to pay all costs of collection, including all court costs and reasonable attorneys' fees.

     Except as provided in the Loan Agreement, Maker hereby waives presentment for payment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time before, at or after maturity, without in any way affecting the liability of Maker hereunder or any guarantor hereof.

     Maker hereby agrees that all actions or proceedings initiated by Maker and arising directly or indirectly out of this Note or any or all of the other Loan Instruments shall be litigated in the Circuit Court of Cook County, Illinois, or in the United States District Court for the Northern District of Illinois, or, if Lender initiates such action, in addition to the foregoing courts, any court in which Lender shall initiate or to which Lender shall remove such action, to the extent such court otherwise has jurisdiction. Maker hereby expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in or removed by Lender to any of such courts, and hereby waives personal service of the summons and complaint, or other process or papers issued therein, and agrees that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to Maker at the address to which notices are to be sent pursuant to Section 12.1 of the Loan
                                                        ------------
Agreement. Maker waives any claim that either the Circuit Court of Cook County, Illinois or the United States District Court for the Northern District of
Illinois is an inconvenient forum or an improper forum based on lack of venue. Should Maker, after being so served, fail to appear or answer to any summons, complaint, process or papers so served within the period of time prescribed by law after the mailing thereof, Maker shall be deemed in default and an order and/or judgment may be entered by Lender against Maker as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum for Maker set forth in this paragraph shall not be deemed to preclude the enforcement, by Lender, of any judgment obtained in any other forum or the taking, by Lender, of any action to enforce the same in any other appropriate jurisdiction, and Maker hereby waives the right to collaterally attack any such judgment or action.

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     This  Note  shall  be construed in accordance with and governed by the laws and decisions of the State of Illinois. All funds disbursed to or for the benefit of Maker will be deemed to have been disbursed in Cook County, Illinois.

     Maker acknowledges and agrees that any controversy which may arise under this Note would be based upon difficult and complex issues and therefore, Maker agrees that any court proceeding arising out of any such controversy will be tried in a court of competent jurisdiction by a judge sitting without a jury.

     This Note may not be changed or amended orally, but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

     This Note shall be binding upon Maker and upon Maker's successors and assigns, and shall inure to the benefit of the successors and permitted assigns of Lender.

     In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law, or by reason of the interpretation placed thereon by any court or any Governmental Body, as applicable, the validity, legality and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby, all of which shall remain in full force and effect, and the affected term or provision shall be modified to the minimum extent permitted by law so as to achieve most fully the intention of this Note.

     Time for the performance of Maker's obligations under this Note is of the essence.

     This Note is entitled to the benefit of certain collateral security, all as more fully set forth in the Loan Agreement.

     This Note (i) is issued in substitution for that certain Second Amended and Restated Acquisition Loan Note dated December 23, 1999 (the "Second Amended Acquisition Loan Note") in the original principal amount of $4,300,000 by Maker to Lender, (ii) evidences the Acquisition Loan, and (iii) does not constitute a novation of the Indebtedness for Borrowed Money evidenced by the Second Amended Acquisition Loan Note.

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     IN WITNESS WHEREOF, this Note has been executed and delivered by Maker by its duly authorized officer on the date first set forth above.

                                         AROUND THE WORLD TRAVEL, INC.,
                                         a Florida corporation

State of
County of

                                         By: /s/ Keith St. Clair
                                             -----------------------
                                             Keith St. Clair
                                             Chief Executive Officer

On this l5th day of November, 2000, KEITH ST. CLAIR (print name of above signatory) appeared before me and, having been duly sworn by me, signed the Note in my presence.

Notary Seal

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My commission expires on

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